Exhibit 10(z)(5)


NCT Group, Inc, and NCT Audio Products, Inc.
20 Ketchum Street
Westport CT 06880 United States

New Transducers Limited
Ixworth House
37 Ixworth Street
London SW3 3QH

Cancellation Letter

Dear Sirs

We refer to the New Cross License Agreement of 27 September 1997 between (1) us (under our previous name of Verity Group plc), (2) New Transducers Limited, (3) NCT Group, Inc. (under its previous name of Noise Cancellation Technologies,
Inc), and (4) NCT Audio Products, Inc, as amended from time to time (the "New Cross License Agreement").

We also refer to the Master Licence Agreement of 27 September 1997 between (1) New Transducers Limited and (2) NCT Audio Products, Inc., as amended from time to time (the ' Master Licence Agreement")

We also refer to the Framework Agreement of today's date between (1) us, (2) New Transducers Limited, (3) NCT Group, Inc and (4) NCT Audio Products, Inc. (the 'Agreement')

Pursuant to the terms of the Agreement, we wish to terminate the New Cross License Agreement and the Master Licence Agreement with effect from the date on which the last of the addressees countersigns the confirmation of this Cancellation Letter. With such termination, the following provisions shall apply

1.   the   termination   shall  be  without   prejudice  to  any  obligation  of
     confidentiality in the New Cross License Agreement and the Master Licence Agreement, which shall remain in force;

2. neither party shall be required to comply with any obligations regarding the delivery up or destruction of material or information received from the other party; and

3. other than as provided for in 1 above, the rights of all of the parties to seek damages or any other remedy whether in contract tort or otherwise in respect of any breach of the New Cross License Agreement and the Master Licence Agreement (including, without limitation failure to pay royalties or any costs concerning patent prosecution and maintenance) shall each be irrevocably waived and extinguished.

Please confirm your acceptance of and agreement to the above terms of termination of the New Cross License Agreement and the Master Licence Agreement by signing, dating and returning to us a copy of this Cancellation Letter.

Yours faithfully,


/s/PETER THOMS
Director

We each confirm our acceptance of and agreement to the above termination of the New Cross License Agreement and the Master Licence Agreement.


/s/MICHAEL J. PARRELLA
CEO
For and on behalf of
NCT Group, Inc.

/s/MICHAEL J. PARRELLA
CEO
For and on behalf of
NCT Audio Products, Inc.


/s/PETER THOMS
Director
For and on behalf of
New Transducers Limited